FORM 10-K                                                                Page 50

Exhibit 10.13

                           1997 CONE MILLS CORPORATION
                   SENIOR MANAGEMENT DISCRETIONARY BONUS PLAN


             1. Purpose. The purpose of the 1997 Cone Mills Corporation (the "Company") Senior Management Discretionary Bonus Plan (the "Plan") is to enable the Company to attract, retain, motivate and reward those corporate officers, division presidents and other key employees who make a significant contribution to the Company's success through personal performance achievement, both tangible and intangible, in their positions with the Company.

             2. Administration. The Compensation Committee of the Board of Directors of the Company or such other Committee of the Board as the Board shall designate (the "Committee") shall administer the Plan in accordance with its provisions. The Committee shall consist of no less than two persons, and all Committee members must be nonemployee directors of the Company. The interpretation and construction of the Plan by the Committee shall be final and binding on all persons, including the Company and the Participants.

             3. Participation. Corporate officers, division presidents and other key employees who are designated by the Committee as participants in the Plan are eligible to participate in the Plan (a "Participant"). Participation in the Plan in one Plan Year does not imply participation in any other Plan Year. In order to receive a bonus under the Plan (a "Bonus") for a Plan Year, a Participant must maintain employment in the same or a similar job throughout that Plan Year (as hereafter defined). No vesting of Bonuses occurs; a Participant whose employment with the Company terminates during a Plan Year or thereafter before his or her Bonus is paid ceases eligibility under the Plan for such Plan Year. Corporate officers and division presidents who join the Company during a Plan Year may participate in the Plan in the discretion of the Committee. Participation in the Plan creates no guaranty of award of a Bonus for any Plan Year or of continued employment with the Company.

             4. Amount of Bonus. A Participant may earn a Bonus for a fiscal year (a "Plan Year") for which the Bonus is paid in an amount up to thirty percent (30%) of his or her Base Compensation as in effect for the fiscal year for which the Bonus is paid. "Base Compensation" means a Participant's regular salary, excluding Bonuses, incentive payments under the 1997 Senior Management Incentive Compensation Plan, or employee benefits.



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  FORM 10-K                                                              Page 51

  Exhibit 10.13            (continued)

             5. Basis for Bonuses. Bonuses are completely discretionary in nature and no Participant under this Plan is assured of the receipt of a Bonus for any particular Plan Year. The Committee or, with respect to Participants other than himself, the Company's Chief Executive Officer may, but is not obligated to, establish achievement goals for any or all Participants for any Plan Year. Such goals may be objective or subjective in nature, and whether or not such goals are achieved, and the degree of achievement, shall be solely the determination of the Committee, in consultation with the Company's Chief Executive Officer. Bonuses may also be awarded to Participants who achieve a level of performance that significantly exceeds the expected maximum result.

           6. Payment of Bonuses. After the end of each Plan Year, the Committee, in consultation with the Company's Chief Executive Officer, shall determine what, if any, Bonuses will be paid under the Plan and which Participants receive Bonuses and the amount of each Bonus. All Bonuses will be paid in cash in a lump sum based on the Committee's certificate. The Committee shall set forth in writing, in its minutes or otherwise, the basis for awarding bonuses under the Plan. Bonuses awarded under this Plan must be based on individual performance and shall be made without reference to the Company's Senior Management Incentive Compensation Plan.

             7. Funding. The Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made by the Company, nothing set forth in this document shall give any Participant any rights other than those of a general creditor of the Company.

             8. Death, Disability and Change of Control. In the event of the death or total and permanent disability of a Participant or a Change of Control of the Company as hereafter defined, the Committee may, in their discretion, pay Bonuses prior to the end of a Plan Year in their sole discretion.

             For purposes of this Plan, a "Change of Control" means the occurrence of any of the following:

              A. When any "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act [other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)], is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of


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FORM 10-K                                                                Page 52

Exhibit 10.13              (continued)

                      securities of Cone Mills Corporation representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

              B. When, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

              C. The occurrence of a transaction requiring stockholder approval for the acquisition of Cone Mills Corporation by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise, if such transaction did not have the approval of a majority of the Board of Directors.

             9. Term. The term of the Plan shall be for the fiscal years beginning on December 30, 1996 and ending on December 30, 2001 unless sooner terminated by the Board of Directors.

             10. Amendments and Termination. The Board of Directors may amend, alter or discontinue the Plan at any time, and such amendment, alteration or discontinuance will be binding upon all Participants.

              11. Not Exclusive. Nothing set forth in the Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval or approval of the Board of Directors, if such approval is required; and such arrangements may either generally be applicable or applicable only in specific cases.

             12. No Liability. No members of the Board of Directors or of the Committee, nor any officer or employee OF the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board




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FORM 10-K                                                                Page 53

Exhibit 10.13              (continued)

or the Committee and each and every officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to such action, determination or interpretation.

              13. Applicable Law. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interests hereunder or thereunder, shall be determined exclusively in accordance with the laws of the state of North Carolina. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of North Carolina.


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